Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112874) of Hilltop Holdings Inc. of our report dated May 5, 2014, relating to the statement of assets acquired and liabilities assumed by PlainsCapital Bank (a wholly-owned subsidiary of Hilltop Holdings Inc.), which appears in the Amendment No. 1 to Current Report on Form 8-K/A of Hilltop Holdings Inc. dated May 5, 2014.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
May 5, 2014